EXHIBIT 99.2

ANNUAL MEETING OF STOCKHOLDERS OF

PETROHAWK ENERGY CORPORATION

July __, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

■
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	Election of Directors of Class I Directors:				2.	Proposal to approve the issuance of shares of common stock, par value $0.001 per share, of the Company pursuant to the Agreement and Plan of Merger dated April 3, 2005, as amended, by and among the Company, its wholly owned subsidiary Petrohawk Acquisition Corporation and Mission Resources Corporation.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O O	Floyd C. Wilson Tucker S. Bridwell

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)				3.	Proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 75 million shares to 125 million shares.	☐	☐	☐

					4.	Proposal to amend the Company’s Amended and Restated 2004 Employee Incentive Plan to increase the number of authorized shares of common stock under the plan from 2.75 million shares to 4.25 million shares.	☐	☐	☐

					5.	Proposal to amend the Company’s Amended and Restated 2004 Non-Employee Director Incentive Plan to increase the number of authorized shares of common stock under the plan from 200,000 shares to 400,000 shares.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark — “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				6.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ended December 31, 2005.	☐	☐	☐
					7.	In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, AND 6.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common/preferred stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

PETROHAWK ENERGY CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I have received the Notice of Annual Meeting of Stockholders to be held in Houston, Texas on July __, 2005 at 11:00 a.m. Houston, Texas time (the “Annual Meeting”), and a Proxy Statement furnished by the Board of Directors of Petrohawk Energy Corporation (the “Company”) for the Annual Meeting. I appoint Floyd C. Wilson and Shane M. Bayless, and each of them, as proxies with power of substitution in each, to represent me and to vote all the shares of common/preferred stock of the Company that I am entitled to vote at the Annual Meeting in the manner shown on this form as to the following matters and in their discretion on any other matters that come before the meeting.

Please complete, date and sign this proxy and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

PETROHAWK ENERGY CORPORATION

July __, 2005

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
ACCOUNT NUMBER

- OR -
INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

■
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 THROUGH 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
							FOR	AGAINST	ABSTAIN
1.	Election of Directors of Class I Directors:				2.	Proposal to approve the issuance of shares of common stock, par value $0.001 per share, of the Company pursuant to the Agreement and Plan of Merger dated April 3, 2005, as amended, by and among the Company, its wholly owned subsidiary Petrohawk Acquisition Corporation and Mission Resources Corporation.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O O	Floyd C. Wilson Tucker S. Bridwell

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)				3.	Proposal to amend the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 75 million shares to 125 million shares.	☐	☐	☐

					4.	Proposal to amend the Company’s Amended and Restated 2004 Employee Incentive Plan to increase the number of authorized shares of common stock under the plan from 2.75 million shares to 4.25 million shares.	☐	☐	☐

					5.	Proposal to amend the Company’s Amended and Restated 2004 Non-Employee Director Incentive Plan to increase the number of authorized shares of common stock under the plan from 200,000 shares to 400,000 shares.	☐	☐	☐

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark — “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				6.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the year ended December 31, 2005.	☐	☐	☐
					7.	In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

THE PROXY HOLDERS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. IF THIS PROXY IS SIGNED AND RETURNED, IT WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT IF YOU DO NOT SPECIFY HOW THE PROXY SHOULD BE VOTED, IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4, 5, AND 6.

I hereby revoke any proxy or proxies previously given to represent or vote the shares of common/preferred stock of the Company that I am entitled to vote, and I ratify and confirm all actions that the proxies, their substitutes, or any of them, may lawfully take in accordance with the terms of this proxy card.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■